                                                               EXHIBIT 21


                                  BARNES GROUP INC.

                                LIST OF SUBSIDIARIES
                                --------------------

            Operating Subsidiaries of the Company:
            -------------------------------------

                                                    Jurisdiction of
                      Name                           Incorporation
                      ----                          ---------------
            Associated Spring-Asia PTE. LTD.         Singapore
            Associated Spring SPEC Limited           United Kingdom
            Barnes Group (Bermuda) Limited           Bermuda
            Barnes Group Canada Inc.                 Canada
            Barnes Group Holding B.V.                Netherlands
            Bowman Distribution Europe Limited       United Kingdom
            Bowman Distribution France S.A.          France
            Resortes Mecanicos, S.A.                 Mexico
            Ressorts SPEC, EURL                      France
            Stumpp & Schuele do Brasil Industria e   Brazil
              Comercio Limitada
            Windsor Airmotive Asia PTE. LTD.         Singapore


                     Associated Spring SPEC Limited is wholly-owned by
            Bowman Distribution Europe Limited. Ressorts SPEC, EURL is wholly-owned by Bowman Distribution France S.A. Windsor Airmotive Asia PTE. LTD. is wholly-owned by Barnes Group Canada Inc. Associated Spring-Asia PTE. LTD., and Stumpp & Schuele do Brasil Industria e Comercio Limitada are wholly-owned by Barnes Group (Bermuda) Limited. Resortes Mecanicos, S.A. is owned by Barnes Group (Bermuda) Limited (20%), Barnes Group Canada Inc. (40%), and Associated Spring-Asia PTE. LTD. (40%). Barnes Group Canada Inc., Bowman Distribution Europe Limited, and Bowman Distribution France S.A. are wholly-owned by Barnes Group Holding B.V. Barnes Group (Bermuda) Limited and Barnes Group Holding B.V. are wholly-owned by Barnes Group Inc. The Company's consolidated financial statements include all of the above-named subsidiaries. For a statement of the principles of consolidation applicable to these subsidiaries, see Note 1 of the Notes to Consolidated Financial Statements on page 18 of the 1996 Annual Report to Stockholders.